UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 28, 2020

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s )	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Boone Amendment

On December 30, 2020, Nesco Holdings, Inc. (the “Company”) and Joshua A. Boone, the Company’s Chief Financial Officer, entered into an amendment (the “Amendment”) to the existing Employment Agreement (the “Original Employment Agreement”) and the existing Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (the “Original RSU Agreement”) between the Company and Mr. Boone, dated as of May 15, 2020 and June 15, 2020, respectively. The Amendment revises the vesting conditions of the restricted stock units (“RSUs”) granted to Mr. Boone pursuant to the Original RSU Agreement if Mr. Boone’s employment is terminated by the Company without cause or if Mr. Boone resigns for good reason (as such terms are defined in the Original Employment Agreement) within twelve months following a change in control (as defined in the Company’s Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”)) (a “Qualifying Termination”).

In the event of a Qualifying Termination, Mr. Boone’s RSUs will remain outstanding and eligible to vest for two years, with one half of the RSUs vesting if the Company’s ten day average closing stock price equals or exceeds $6.00 per share and one half of the RSUs vesting if the Company’s ten day average closing stock price equals or exceeds $8.00 per share. If Mr. Boone is terminated without cause or resigns for good reason not in connection with a change in control, his RSUs will remain outstanding and eligible to vest for one year, with one half of the RSUs vesting if the Company’s ten day average closing stock price equals or exceeds $6.00 per share and one half of the RSUs vesting if the Company’s ten day average closing stock price equals or exceeds $10.00 per share.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Post-Termination Exercise Period

On December 28, 2020, the Compensation Committee of the Board of Directors of the Company extended the post-termination exercise period for all options to purchase shares of the Company’s common stock that are currently outstanding and held by current employees of the Company from three months to two years following an optionholder’s termination of service by the Company without “Cause” or by the optionholder for “Good Reason”, in each case within twelve months following a “Change in Control” (if and as each term is defined in the Plan, an option agreement or an employment agreement between the Company and the holder).

Exhibit No.	Description
10.1	Amendment to Employment Agreement and RSU Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2021	Nesco Holdings, Inc.

/s/ Joshua A. Boone
Joshua A. Boone Chief Financial Officer and Secretary

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